BlackRock Liquidity
Funds: TempCash

File Number:

CIK Number:

For the Period Ended:

10/31/2008

Pursuant to Exemptive Order ICA Release No. 15520 dated January 5, 1987, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated , for the period November 1, 2007 through October 31, 2008.

The information will be in the following order:

SALES (IN THOUSANDS)
TRANSACTION DATE
FACE AMOUNT
SECURITY DESCRIPTION
RATE
DUE DATE

01/08/08
$ 93,000
BARTON CAPITAL CORP (BARCAP)
4.29
01/11/08

PURCHASES (IN THOUSANDS)
TRANSACTION DATE
FACE AMOUNT
SECURITY DESCRIPTION
RATE
DUE DATE

11/02/07
$ 21,800
Windmill Funding Corp
4.68
12/11/07

11/02/07
$ 45,000
Clipper Receivables Company LLC
4.68
12/12/07

11/02/07
$ 53,000
Barton Capital LLC
4.66
12/07/07


01/03/08
$ 52,000
NORDEA NORTH AMERICA
4.45
04/07/08

04/17/08
$ 86,000
THAMES ASSET GLOBAL SECURITIES NO
2.92
05/19/08

05/02/08
$ 58,000
VICTORY RECEIVABLES CORP
2.78
06/06/08

07/18/08
$ 135,000
EBBETS FUNDING LLC
2.65
07/21/08

07/25/08
$ 50,000
GALLEON CAPITAL LLC
2.92
09/19/08

08/20/08
$ 70,332
TULIP FUNDING CORP
2.55
09/22/08

09/05/08
$ 150,000
TULIP FUNDING CORP
2.53
10/06/08

10/15/08
$ 25,000
AMSTEL FUNDING CORP
3.25
10/16/2008